Exhibit 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1), promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Schedule 13D, and any amendments thereto, with respect to the common stock, par value of $0.01 of DayStar Technologies, Inc., and that this Agreement may be included as an Exhibit to such filing.
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.
     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this 26th day of February 2007.

LC CAPITAL MASTER FUND, LTD.

		By:	/s/ Richard F. Conway
Name: Richard F. Conway Title: Director

LC CAPITAL PARTNERS, LP		LC CAPITAL ADVISORS LLC

By:	LC Capital Advisors LLC, its General Partner

By:	/s/ Richard F. Conway	By:	/s/ Richard F. Conway
Name: Richard F. Conway Title: Managing Member		Name: Richard F. Conway Title: Managing Member

LAMPE, CONWAY & CO., LLC		LC CAPITAL INTERNATIONAL LLC

By:	/s/ Richard F. Conway	By:	/s/ Richard F. Conway
Name: Richard F. Conway Title: Managing Member		Name: Richard F. Conway Title: Managing Member

/s/ Steven G. Lampe		By:	/s/ Richard F. Conway

Name: Steven G. Lampe		Name: Richard F. Conway